EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








ASA International Ltd.
Framingham, Massachusetts



    We hereby consent to the incorporation by reference in Registration Statement No. 33-312933 of ASA International Ltd., on Form S-8 of our report dated March 2, 2001, relating to the consolidated statements of operations, comprehensive income, shareholders' equity and cash flows of ASA International Ltd., for the year ended December 31, 2000 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ BDO Seidman, LLP


BDO Seidman, LLP


Boston, Massachusetts
March 26, 2003